Exhibit 99.1

NEWS RELEASE
100 Glenborough Drive	Contact: Greg Panagos: 281-872-3125
Suite 100	Investor_Relations@nobleenergyinc.com
Houston, TX 77067
NOBLE ENERGY ANNOUNCES SECOND QUARTER 2006 RESULTS
HOUSTON (August 3, 2006) — Noble Energy, Inc. (NYSE: NBL) today reported a second quarter net loss of $30.7 million, or 17 cents per basic share. Excluding the previously announced after tax loss of approximately $250.0 million related to certain cash flow hedges that were associated with Gulf of Mexico shelf assets being sold, Noble Energy’s adjusted second quarter net income (a non-GAAP measure) would have been $219.3 million, or $1.24 per basic share (see Note 1 below).
Discretionary cash flow (non-GAAP measure, see Schedule 2 — Determination of Discretionary Cash Flow and Reconciliation) for the second quarter was $605.5 million, an 87 percent increase over $324.5 million for the second quarter of 2005. Net cash provided by operating activities was $406.7 million. Capital expenditures for the quarter totaled $341.8 million.
Recent noteworthy operating items include:
•	Daily equivalent sales volumes increase of 37 percent versus second quarter 2005
•	First production from the Lorien deepwater Gulf of Mexico development
•	Successful exploration well (Raton) in the deepwater Gulf of Mexico
•	First natural gas sales to the Reading power plant in Tel Aviv, Israel
Charles D. Davidson, the company’s Chairman, President and CEO, said, “The sale of our Gulf of Mexico shelf assets and our $500 million stock repurchase program, both of which were announced during the second quarter, represent significant progress in focusing the company’s investments on areas that will produce the greatest value for our shareholders. Our strong second quarter results reflect the impact of our high-return organic growth programs. In North America, our three deepwater Gulf of Mexico developments are now on stream, providing significant production, earnings and cash flow. In addition, our recent Redrock and Raton discoveries are expected to be contributors to deepwater production in the future. Our Rockies and Mid-continent drilling programs remain extremely active, and we have now fully integrated the acquired properties from United States Exploration into our Wattenberg operations. Internationally, with the ongoing expansion of natural gas infrastructure, our sales in Israel are continuing to increase. The methanol plant turnaround in Equatorial Guinea is complete, which will lead to increased sales in the near term.”
Second quarter 2006 sales volumes increased 37 percent to 192,009 barrels of oil equivalent per day (Boepd), compared to 139,765 Boepd for the second quarter last year. Liquids sales volumes were 85,853 barrels per day (Bpd) compared to 59,296 Bpd for the second quarter of 2005. Natural gas sales volumes were 636.9 million cubic feet per day (MMcfpd) compared to 482.8 MMcfpd last year. Included in the second quarter 2006 sales volumes was 18,928 Boepd from the Gulf of Mexico shelf properties held for sale (see Note 1 below). Pretax hedge losses of $67.9 million, $42.4 million after tax, lowered realized crude oil and natural gas prices $7.32 per barrel and 19 cents per thousand cubic feet (Mcf), respectively.
North America sales volumes increased 69 percent over the second quarter last year. Sales from Noble Energy’s Swordfish, Ticonderoga and Lorien deepwater developments, which commenced in October 2005, February 2006 and April 2006, respectively, contributed approximately 27,443 Boepd during the second quarter of 2006.

International sales volumes declined five percent compared to the second quarter of 2005. The decrease in international sales volumes was primarily attributable to the turnaround and expansion project of the Atlantic Methanol Production Company (AMPCO) methanol plant in Equatorial Guinea, which lasted 57 days and resulted in reduced natural gas sales of approximately 22 MMcfpd for the quarter. Condensate sales in Equatorial Guinea were approximately 2,300 Bpd lower than the second quarter of 2005 due to the impacts of the AMPCO turnaround and fewer liftings. Partially offsetting the production impact of lower liftings and the methanol plant turnaround was increased liquids production in Equatorial Guinea following the completion of the Phase 2B liquids expansion project. Increased natural gas sales in Israel and Ecuador also partially offset lower natural gas production in Equatorial Guinea.
NORTH AMERICA
North America reported a pre-tax operating loss for the second quarter of $152.2 million, which includes a previously announced pretax charge of approximately $400.0 million related to certain cash flow hedges that were associated with Gulf of Mexico shelf assets being sold in the third quarter (see Note 1 below). Excluding the pre-tax charge, North America had pre-tax operating income of $246.4 million, an increase of $107.0 million, or 77 percent, compared to operating income of $139.4 million for the second quarter last year.
Operations benefited from higher sales volumes and higher realized prices during the quarter. Second quarter sales volumes increased to 134,194 Boepd from 79,218 Boepd for the same period last year. Liquids sales volumes were 51,983 Bpd compared to 25,310 Bpd for the second quarter of 2005. Natural gas sales volumes were 493.3 MMcfpd compared to 323.4 MMcfpd last year. The average liquids price was $53.01 per Bbl compared to $41.70 per Bbl during the second quarter of 2005. The average realized natural gas price was $6.29 per Mcf compared to $6.78 per Mcf last year.
During the second quarter, the company had 23 drilling rigs running onshore (10 in the Rocky Mountains, 10 in the Mid-continent and three in the Gulf Coast) and 49 workover rigs (26 in the Rocky Mountains, 18 in the Mid-continent and five in the Gulf Coast). Noble Energy plans to drill 814 onshore wells in 2006, of which 55 are to be drilled in the Gulf Coast, 493 are planned for the Rocky Mountains and 266 for the Mid-continent. The company also plans approximately 935 refrac, trifrac and recompletion projects for 2006, most of which will be in the Wattenberg field.
In April 2006, Noble Energy’s Lorien deepwater development commenced production. Lorien is the last of three deepwater Gulf of Mexico developments that have come on stream since October 2005 and contributed to strong growth in the deepwater. During the second quarter, total deepwater sales from the Gulf of Mexico were 29,377 Boepd. Also during the second quarter, the company announced two deepwater discoveries, Redrock and Raton. Located within five miles of each other in Mississippi Canyon, additional appraisal work on these discoveries is scheduled for the fourth quarter of this year.
INTERNATIONAL OPERATIONS
International operations reported operating income for the second quarter of $172.0 million, an increase of $44.9 million, or 35 percent, compared to $127.1 million in the second quarter last year. Second quarter 2006 sales volumes totaled 57,815 Boepd compared to 60,547 Boepd last year. Liquids sales volumes were 33,870 Bpd compared to 33,986 Bpd for the second quarter of 2005. Natural gas sales volumes were 143.7 MMcfpd compared to 159.4 MMcfpd last year.
West Africa
Total operating income in Equatorial Guinea increased 56 percent to $118.4 million compared to $75.8 million last year. Total sales volumes in Equatorial Guinea were 29,062 Boepd, net to Noble Energy’s interest, compared to 32,318 Boepd during the second quarter of 2005. Lower sales volumes resulted from fewer condensate liftings and the turnaround and expansion projects at the AMPCO methanol plant.

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Condensate and natural gas sales, exclusive of the Alba Plant, LLC and methanol operations, accounted for $83.0 million, or 70 percent, of operating income from Equatorial Guinea. Second quarter 2006 net condensate and natural gas sales volumes averaged 21,622 Boepd compared to 29,882 Boepd last year. The average realized price for condensate during the second quarter was $68.76 per Bbl compared to $43.64 per Bbl for the same period last year.
Alba Plant, LLC reported $23.9 million of income from liquefied petroleum gas and condensate sales, net to Noble Energy’s interest, compared to $7.1 million during the second quarter 2005. Net Alba Plant, LLC condensate and LPG sales totaled 7,439 Bpd compared to 2,436 Bpd for the same period last year. The increase in operating income and sales volumes for Alba Plant, LLC reflects the completion and ramp up to full production of the Phase 2B expansion. The average Alba Plant, LLC realized price during the second quarter was $46.68 per Bbl compared to $41.29 per barrel for the same period last year.
Income from methanol operations increased slightly to $11.6 million, net to Noble Energy’s interest, compared to $11.4 million during the second quarter 2005, despite the 57-day shut down of methanol production for the plant turnaround and expansion. Sales to customers during the shut down period were derived primarily from draws on inventories. The company’s share of methanol sales volumes was 32.4 million Gal compared to last year’s 33.1 million Gal. Second quarter realized methanol prices were 84 cents per gallon (Gal). The methanol plant restarted at 65 percent of nameplate capacity on July 1. It is expected to reach 100 percent capacity in early August and 110 percent of prior capacity by the fourth quarter.
North Sea
In the North Sea, operating income for the second quarter of 2006 was $17.9 million compared to $21.5 million last year, resulting primarily from lower crude oil sales due to natural field decline and the timing of liftings. In the U.K. sector of the North Sea, the Dumbarton development was sanctioned during the fourth quarter 2005. Noble Energy expects production from Dumbarton to commence by the first quarter of 2007, with net production averaging 9,000 Boepd during 2007.
Israel
Second quarter operating income was $13.3 million compared to $11.0 million for the same period in 2005. Natural gas sales, net to Noble Energy, averaged 75.3 MMcfpd for the second quarter 2006, compared to 60.7 MMcfpd last year. The increased natural gas sales reflect the commencement of commercial operation of the Eshkol power plant’s natural gas turbine as a combined-cycle base load unit. The average realized natural gas price during the second quarter 2006 was $2.66 per thousand cubic feet (Mcf) compared to $2.78 per Mcf for the same period last year. Lease operating expense averaged 31 cents per Mcf and DD&A averaged 45 cents per Mcf.
In June 2006, the natural gas pipeline to Israel Electric Company’s Reading power plant in Tel Aviv was commissioned. Natural gas sales to the Reading plant began June 27, 2006.
Argentina, China, Ecuador and Suriname
Argentina, China, Ecuador and Suriname combined recorded second quarter 2006 operating income of $22.4 million compared to $18.8 million for second quarter last year.
In China, second quarter operating income was $14.5 million. Net production in China averaged 3,919 barrels of oil per day for the second quarter. In Argentina, second quarter operating income was $8.5 million, and net production averaged 3,918 Boepd.
Note 1 — On July 14, 2006, the company closed its Gulf of Mexico shelf asset sale to Coldren Resources LP. During the second quarter, the company recognized a non-cash charge of approximately $400 million pretax, or $250 million after tax, related to certain cash flow hedges that were associated with future production from the Gulf of Mexico shelf assets that were sold in the third quarter. Adjusting for this non-cash charge, Noble Energy’s second quarter net income would have been $219.3 million, or $1.24 per basic share. This adjusted net income amount should not be considered a substitute for net income as reported in accordance with GAAP. Noble Energy is providing adjusted net income for

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comparison purposes to prior periods and to earnings forecasts prepared by analysts and other third parties. Management believes and certain investors may find that adjusted net income is beneficial in evaluating Noble Energy’s financial performance.
OUTLOOK
Average production in 2006 is still expected to range between 180,000 barrels of oil equivalent (Boepd) and 195,000 Boepd, an increase of 24 percent to 34 percent compared to the full year 2005. This estimate includes the impact of the sale of Noble Energy’s Gulf of Mexico shelf assets and the associated loss of production of approximately 20,000 Boepd during the second half of 2006.
For the full year 2006, costs and expenses are expected to range as follows:
•	Exploration expense is now expected to range from $160 million to $190 million, reflecting reduced estimates for dry hole expense.
•	General and administrative expenses are still expected to range from $1.90 per barrel of oil equivalent (BOE) to $2.20 per BOE.
•	Oil and gas operations expense is now expected to range from $4.35 per BOE to $4.70 per BOE, reflecting the decision to add new deepwater business interruption and physical damage insurance at a cost of approximately $15 million, as well as approximately $25 million of Katrina-related hurricane expenses.
•	Depreciation, depletion and amortization is still expected to range from $9.25 per BOE to $9.85 per BOE.
•	An effective tax rate of 30 percent to 40 percent is expected. Of the total book taxes planned for 2006, 40 percent to 50 percent are expected to be deferred.
Noble Energy is one of the nation’s leading independent energy companies and operates throughout major basins in the United States including Colorado’s Wattenberg Field, the Mid-continent region of western Oklahoma and the Texas Panhandle, the San Juan Basin in New Mexico, the Gulf Coast and the Gulf of Mexico. In addition, Noble Energy operates internationally in Argentina, China, Ecuador, the Mediterranean Sea, the North Sea, West Africa and Suriname. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc. Visit Noble Energy online at www.nobleenergyinc.com.
This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves. We use certain terms in this press release, such as “resources,” “estimated resource range,” “resource potential” and “potential resources,” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our Forms 10-K and 10-Q, File No. 1-16619, available from Noble Energy’s offices or website, www.nobleenergyinc.com. These forms can also be obtained from the SEC by calling 1-800-SEC-0330.

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SCHEDULE 1
NOBLE ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF RESULTS
(Unaudited) (In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005

REVENUES
Oil and Gas Sales	$714,860	$443,934	$1,361,112	$759,178
Income from Equity Method Investees	35,441	18,544	75,091	38,438
Other Revenues	22,279	22,965	48,374	56,039

Total Revenues	$772,580	$485,443	$1,484,577	$853,655

COST AND EXPENSES
Oil and Gas Operating Costs	66,517	46,111	129,119	78,791
Workover and Repair Expense	12,669	2,085	32,260	5,325
Production and Ad Valorem Taxes	27,513	17,601	52,966	26,821
Transportation Costs	8,871	6,553	13,932	10,220
Exploration Costs	29,400	25,598	61,423	49,255
Depreciation, Depletion and Amortization	168,648	95,897	293,113	166,176
General and Administrative	37,661	24,812	73,059	39,980
Accretion of Discount on Asset Retirement Obligation	2,662	2,658	5,979	5,209
Interest, Net of Capitalized Interest	33,918	18,253	67,086	29,985
Loss on Derivative Instruments	401,197	(263)	396,039	2,380
Other Expense (Income), Net	28,389	21,738	55,112	40,631

Total Costs and Expenses	817,445	261,043	1,180,088	454,773

INCOME BEFORE INCOME TAXES	(44,865)	224,400	304,489	398,882
INCOME TAX PROVISION (BENEFIT)
Current	(5,758)	23,364	62,048	76,730
Deferred	(8,402)	64,159	47,059	75,307

	(14,160)	87,523	109,107	152,037

NET INCOME	$(30,705)	$136,877	$195,382	$246,845

Earnings Per Share
Basic	$(0.17)	$0.94	$1.11	$1.87
Diluted	$(0.17)	$0.91	$1.08	$1.83

Weighted Average Number of Shares Outstanding
Basic	177,160	146,356	176,651	132,338
Diluted	177,160	150,330	180,460	135,304

SCHEDULE 2
NOBLE ENERGY, INC. AND SUBSIDIARIES
DETERMINATION OF DISCRETIONARY CASH FLOW AND RECONCILIATION
(Unaudited) (Dollars in thousands)

	Three Months Ended		Six Months Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005

Net Income (Loss)	$(30,705)	$136,877	$195,382	$246,845
Depreciation, Depletion and Amortization (DD&A)	168,648	95,897	293,113	166,176
Power Project DD&A	3,916	3,601	8,067	7,909
Oil and Gas Exploration	29,400	25,598	61,423	49,255
Interest Capitalized	(802)	(2,407)	(2,256)	(4,903)
Income from Equity Method Investees	(35,441)	(18,544)	(75,091)	(38,438)
Distributions & Dividends from Equity Method Investees	39,497	10,845	95,520	29,700
Deferred Compensation Adjustment	5,563	9,878	14,740	9,878
Deferred Income Tax Provision	(8,402)	64,159	47,059	75,307
Accretion of Asset Retirement Obligation	2,662	2,658	5,979	5,209
Allowance for Doubtful Accounts	3,908	(6,253)	3,615	(5,223)
Impairment of Assets	6,359	—	6,359	—
Stock-Based Compensation	3,169	703	6,323	1,255
Loss on Derivative Instruments	417,103	—	447,789	2,643
Other	605	1,463	1,479	1,601

DISCRETIONARY CASH FLOW [1]	605,480	324,475	1,109,501	547,214

Adjustments to Reconcile:
Working Capital	(139,688)	(25,632)	(56,010)	(38,659)
Cash Exploration Costs	(21,764)	(11,492)	(36,318)	(21,383)
Capitalized Interest	802	2,407	2,256	4,903
Distributions from Equity Method Investees	(30,497)	(720)	(77,520)	(2,025)
(Gain) Loss on Disposal of Assets	(11,015)	(2,905)	(11,015)	(4,181)
Other	3,413	(4,117)	3,346	672

Net Cash Provided by Operating Activities	$406,731	$282,016	$934,240	$486,541

[1]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the company’s overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.
CONSOLIDATED CONDENSED BALANCE SHEET
(Unaudited) (Dollars in thousands)

	6/30/2006	12/31/2005

ASSETS
Current Assets	$1,506,114	$1,175,511

Property, Plant and Equipment	8,261,258	8,481,295
Less: Accumulated Depreciation	(1,473,170)	(2,282,379)

Net Property, Plant and Equipment	6,788,088	6,198,916
Equity Method Investments	400,625	420,362
Other	174,222	220,376
Goodwill	895,038	862,868

Total Assets	$9,764,087	$8,878,033

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities	$1,442,603	$1,240,145
Long-term Debt	2,040,672	2,030,533
Deferred Income Taxes, Non-current	1,506,267	1,201,191
Other Deferred Credits and Non-current Liabilities	1,090,344	1,316,020

Total Liabilities	6,079,886	5,787,889
Shareholders’ Equity	3,684,201	3,090,144

Total Liabilities and Shareholders’ Equity	$9,764,087	$8,878,033

SCHEDULE 3
NOBLE ENERGY, INC.
INCOME BEFORE INCOME TAXES
(Unaudited) (Dollars in thousands)
Three Months Ended 06/30/06

							Other	Corporate
	Consolidated	North America	North Sea	West Africa		Israel	International [1]	and Other [2]

REVENUES
Oil Sales	$407,209	$250,764	$20,900	$95,930		$—	$39,615	$—
Gas Sales [3]	307,651	282,526	5,454	1,403		18,231	37	—
Equity Investee Liquids Sales	—	—	—	31,600		—	—	(31,600)
Equity Investee Methanol Sales	—	—	—	27,328		—	—	(27,328)
Gathering, Marketing and Processing	6,760	—	—	—		—	—	6,760
Electricity Sales	15,519	—	—	—		—	15,519	—
Inc. from Equity Method Investees	35,441	—	—	—		—	—	35,441

Total Revenues	772,580	533,290	26,354	156,261		18,231	55,171	(16,727)

COSTS AND EXPENSES
Oil and Gas Operating Costs	66,517	50,406	2,310	7,903		2,132	3,648	118
Workover and Repair Expense	12,669	12,653 [6]	—	—		—	16	—
Production & Ad Valorem Taxes	27,513	21,660	—	—		—	5,735	118
Transportation	8,871	7,289	1,398	—		—	184	—
Oil and Gas Exploration	29,400	18,774	3,412	2,313		29	2,422	2,450
Gathering, Marketing and Processing	5,968	—	—	—		—	—	5,968
Equity Investee Liquids Expense	—	—	—	7,725		—	—	(7,725)
Equity Investee Methanol Expense	—	—	—	15,762		—	—	(15,762)
Electricity Generation	14,598	—	—	—		—	14,598	—
DD&A	168,648	151,331	1,456	4,206		3,053	6,926	1,676
Impairment of Operating Assets	6,359	6,359	—	—		—	—	—
G&A	37,661	14,755	679	—		28	(768)	22,967
Accretion Expense	2,662	2,188	287	26		107	54	—
Interest Expense (net)	33,918	—	—	—		—	—	33,918
Deferred Compensation	5,563	—	—	—		—	—	5,563
Loss on Derivative Instruments	401,197	401,197	—	—		—	—	—
Other Expense/(Income) net	(4,099)	(1,137)	(1,069)	(65)		(456)	(38)	(1,334)

Total Costs and Expenses	817,445	685,475	8,473	37,870		4,893	32,777	47,957

OPERATING (LOSS) INCOME	$(44,865)	$(152,185)	$17,881	$118,391		$13,338	$22,394	$(64,684)

Key Statistics
Sales Volumes
Liquids (Bopd)	78,414	51,983	3,322	15,332		—	7,777	—
Natural Gas (Mcfpd)	636,936	493,268	8,342	37,741	[3]	75,317	22,268 [5]	—
Equity Investee Liquids (Bopd)	7,439	—	—	7,439	[4]	—	—	—
Equity Investee Methanol (Mgal)	32,355	—	—	32,355		—	—	—

Average Realized Price
Liquids	$57.07	$53.01	$69.14	$68.76		—	$55.98	—
Natural Gas	$5.50	$6.29	$7.19	$0.41	[3]	$2.66	$1.15	—
Equity Investee Liquids	$46.68	—	—	$46.68		—	—	—
Equity Investee Methanol	$0.84	—	—	$0.84		—	—	—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. Both of these plants are owned by affiliated entities accounted for under the equity method of accounting. Beginning in 2006, the price on an Mcf basis has been adjusted to reflect the Btu content.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 2,221 Bpd and 5,218 Bpd, respectively. These volumes are included in Equatorial Guinea production and LPG sales revenue.

[5]	Ecuador natural gas volumes are included in Other International and Consolidated sales volumes, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[6]	Includes approximately $6.6 million of hurricane related repair expense.

SCHEDULE 4
NOBLE ENERGY, INC.
INCOME BEFORE INCOME TAXES
(Unaudited) (Dollars in thousands)
Three Months Ended 06/30/05

							Other		Corporate
	Consolidated	North America	North Sea	West Africa		Israel	International [1]		and Other [2]

REVENUES
Oil Sales	$224,088	$96,055	$27,175	$69,875		$—	$30,983		$—
Gas Sales [3]	219,846	199,534	4,151	803		15,354	4		—
Equity Investee Liquids Sales	—	—	—	9,153		—	—		(9,153)
Equity Investee Methanol Sales	—	—	—	26,034		—	—		(26,034)
Gathering, Marketing and Processing	8,421	—	—	—		—	—		8,421
Electricity Sales	14,544	—	—	—		—	14,544		—
Inc. from Equity Method Investees	18,544	—	—	—		—	—		18,544

Total Revenues	485,443	295,589	31,326	105,865		15,354	45		,531 (8,222)

COSTS AND EXPENSES
Oil and Gas Operating Costs	46,111	30,927	3,065	6,364		2,109	3,726		(80)
Workover and Repair Expense	2,085	2,085	—	—		—	—		—
Production & Ad Valorem Taxes	17,601	12,886	—	—		—	4,565		150
Transportation	6,553	4,691	1,601	—		—	261		—
Oil and Gas Exploration	25,598	20,117	2,077	502		10	567		2,325
Gathering, Marketing and Processing	6,812	—	—	—		—	—		6,812
Equity Investee Liquids Expense	—	—	—	2,053		—	—		(2,053)
Equity Investee Methanol Expense	—	—	—	14,590		—	—		(14,590)
Electricity Generation	9,452	—	—	—		—	9,452		—
DD&A	95,897	75,098	2,821	7,404		2,639	6,17		2 1,763
G&A	24,812	7,228	474	164		6	1,754		15,186
Accretion Expense	2,658	2,276	285	9		55	33		—
Interest Expense (net)	18,253	—	—	—		—	—		18,253
Deferred Compensation	9,878	—	—	—		—	—		9,878
Gain on Derivative Instruments	(263)	(263)	—	—		—	—		—
Other Expense/(Income) net	(4,404)	1,153	(543)	(1,007)		(434)	17		3 (3,746)

Total Costs and Expenses	261,043	156,198	9,780	30,079		4,385	26,703		33,898

OPERATING INCOME (LOSS)	$224,400	$139,391	$21,546	$75,786		$10,969	$18,828		$(42,120)

Key Statistics
Sales Volumes
Liquids (Bopd)	56,860	25,310	5,921	17,595		—	8,034		—
Natural Gas (Mcfpd)	482,813	323,449	8,594	73,722	[3]	60,690	16,358	[5]	—
Equity Investee Liquids (Bopd)	2,436	—	—	2,436	[4]	—	—		—
Equity Investee Methanol (Mgal)	33,047	—	—	33,047		—	—		—

Average Realized Price
Liquids	$43.31	$41.70	$50.43	$43.64		—	$42.38		—
Natural Gas	$5.18	$6.78	$5.31	$0.25		$2.78	$1.07		—
Equity Investee Liquids	$41.29	—	—	$41.29		—	—		—
Equity Investee Methanol	$0.79	—	—	$0.79		—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. Both of these plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 912 Bpd and 1,524 Bpd, respectively. These volumes are included in Equatorial Guinea production and LPG sales revenue.

[5]	Ecuador natural gas volumes are included in Other International and Consolidated sales volumes, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

SCHEDULE 5
NOBLE ENERGY, INC.
INCOME BEFORE INCOME TAXES
(Unaudited) (Dollars in thousands)
Six Months Ended 06/30/06

								Other		Corporate
	Consolidated	North America		North Sea	West Africa		Israel	International [1]		and Other [2]

REVENUES
Oil Sales	$734,284	$392,084		$49,079	$218,236		$—	$74,885		$—
Gas Sales [3]	626,828	572,062		13,562	3,136		37,990	78		—
Equity Investee Liquids Sales	—	—		—	64,556		—	—		(64,556)
Equity Investee Methanol Sales	—	—		—	55,313		—	—		(55,313)
Gathering, Marketing and Processing	14,943	—		—	—		—	—		14,943
Electricity Sales	33,431	—		—	—		—	33,431		—
Inc. from Equity Method Investees	75,091	—		—	—		—	—		75,091

Total Revenues	1,484,577	964,146		62,641	341,241		37,990	108,394		29,835)

COSTS AND EXPENSES
Oil and Gas Operating Costs	129,119	96,604		4,643	15,450		4,255	7,806		361
Workover and Repair Expense	32,260	32,175	[6]	—	—		—	85		—
Production & Ad Valorem Taxes	52,966	43,737		—	—		—	8,968		261
Transportation	13,932	10,664		2,891	—		—	377		—
Oil and Gas Exploration	61,423	39,115		7,884	4,634		61	4,783		4,946
Gathering, Marketing and Processing	11,470	—		—	—		—	—		11,470
Equity Investee Liquids Expense	—	—		—	13,578		—	—		(13,578)
Equity Investee Methanol Expense	—	—		—	31,200		—	—		(31,200)
Electricity Generation	25,224	—		—	—		—	25,224		—
DD&A	293,113	256,023		3,330	10,321		6,252	13,524		3,663
Impairment of Operating Assets	6,359	6,359
G&A	73,059	28,076		1,306	1		39	982		42,655
Accretion Expense	5,979	5,023		578	52		213	113		—
Interest Expense (net)	67,086	—		—	—		—	—		67,086
Deferred Compensation	14,739	—		—	—		—	—		14,739
Loss on Derivative Instruments	396,039	396,039		—	—		—	—		—
Other Expense/(Income) net	(2,680)	1,108		(1,535)	(278)		(896)	1,142		(2,221)

Total Costs and Expenses	1,180,088	914,923		19,097	74,958		9,924	63,004		98,182

OPERATING INCOME (LOSS)	$304,489	$49,223		$43,544	$266,283		$28,066	$45,390		$(128,017)

Key Statistics
Sales Volumes
Liquids (Bopd)	75,475	44,634		3,786	19,267		—	7,788		—
Natural Gas (Mcfpd)	635,942	477,993		8,413	46,130	[3]	78,916	24,490	[5]	—
Equity Investee Liquids (Bopd)	7,780	—		—	7,780	[4]	—	—		—
Equity Investee Methanol (Mgal)	66,464	—		—	66,464		—	—		—

Average Realized Price
Liquids	$53.75	$48.53		$71.62	$62.58		—	$53.12		—
Natural Gas	$5.66	$6.61		$8.91	$0.38	[3]	$2.66	$1.12		—
Equity Investee Liquids	$45.85	—		—	$45.85		—	—		—
Equity Investee Methanol	$0.83	—		—	$0.83		—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. Both of these plants are owned by affiliated entities accounted for under the equity method of accounting. Beginning in 2006, the price on an Mcf basis has been adjusted to reflect the Btu content.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,649 Bpd and 6,131 Bpd, respectively. These volumes are included in Equatorial Guinea production and LPG sales revenue.

[5]	Ecuador natural gas volumes are included in Other International and Consolidated sales volumes, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[6]	Includes approximately $21.4 million of hurricane related repair expense.

SCHEDULE 6
NOBLE ENERGY, INC.
INCOME BEFORE INCOME TAXES
(Unaudited) (Dollars in thousands)
Six Months Ended 06/30/05

							Other		Corporate
	Consolidated	North America	North Sea	West Africa		Israel	International [1]		and Other [2]

REVENUES
Oil Sales	$392,472	$158,334	$51,547	$123,527		$—	$59,064		$—
Gas Sales	366,706	325,859	9,011	1,802		30,030	4		—
Equity Investee Liquids Sales	—	—	—	11,492		—	—		(11,492)
Equity Investee Methanol Sales	—	—	—	60,204		—	—		(60,204)
Gathering, Marketing and Processing	19,904	—	—	—		—	—		19,904
Electricity Sales	36,135	—	—	—		—	36,135		—
Inc. from Equity Method Investees	38,438	—	—	—		—	—		38,438

Total Revenues	853,655	484,193	60,558	197,025		30,030	95,203		(13,354)

COSTS AND EXPENSES
Oil and Gas Operating Costs	78,791	49,359	6,127	11,685		4,000	7,893		(273)
Workover and Repair Expense	5,325	5,325	—	—		—	—		—
Production & Ad Valorem Taxes	26,821	19,030	—	—		—	7,490		301
Transportation	10,220	6,719	3,098	—		—	403		—
Oil and Gas Exploration	49,255	37,967	3,751	1,885		92	1,992		3,568
Gathering, Marketing and Processing	15,049	—	—	—		—	—		15,049
Equity Investee Liquids Expense	—	—	—	1,107		—	—		(1,107)
Equity Investee Methanol Expense	—	—	—	32,151		—	—		(32,151)
Electricity Generation	20,891	—	—	—		—	20,891		—
DD&A	166,176	126,930	5,693	12,550		5,199	12,613		3,191
G&A	39,980	11,280	928	331		27	2,593		24,821
Accretion Expense	5,209	4,450	564	18		110	67		—
Interest Expense (net)	29,985	—	—	—		—	—		29,985
Deferred Compensation	9,878	—	—	—		—	—		9,878
Loss on Derivative Instruments	2,380	2,380	—	—		—	—
Other Expense/(Income) net	(5,187)	698	(800)	(915)		(861)	125		(3,434)

Total Costs and Expenses	454,773	264,138	19,361	58,812		8,567	54,067		49,828

OPERATING INCOME (LOSS)	$398,882	$220,055	$41,197	$138,213		$21,463	$41,136		$(63,182)

Key Statistics
Sales Volumes
Liquids (Bopd)	51,354	21,639	5,850	15,475		—	8,390		—
Natural Gas (Mcfpd)	417,175	269,276	8,937	58,860	[3]	59,679	20,423	[5]	—
Equity Investee Liquids (Bopd)	1,621	—	—	1,621	[4]	—	—		—
Equity Investee Methanol (Mgal)	76,123	—	—	76,123		—	—		—

Average Realized Price
Liquids	$42.22	$40.42	$48.68	$44.10		—	$38.89		—
Natural Gas	$5.12	$6.69	$5.57	$0.25		$2.78	$1.07		—
Equity Investee Liquids	$39.15	—	—	$39.15		—	—		—
Equity Investee Methanol	$0.79	—	—	$0.79		—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. Both of these plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 535 Bpd and 1,086 Bpd, respectively. These volumes are included in Equatorial Guinea production and LPG sales revenue.

[5]	Ecuador natural gas volumes are included in Other International and Consolidated sales volumes, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

SCHEDULE 7
ECUADOR POWER OPERATIONS
(Unaudited) (Dollars in thousands)

	Three Months Ended		Six Months Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005

REVENUES
Power Sales	$13,467	$12,647	$29,216	$32,121
Capacity Charge	2,052	1,897	4,215	4,014

Total Revenues	15,519	14,544	33,431	36,135

COSTS AND EXPENSES
Field
Lease Operating	725	1,003	1,363	1,599
DD&A	2,733	2,546	5,744	5,795
G&A	551	451	1,262	1,070
Plant
Fuel & Other Operating Costs	7,334	3,065	10,929	7,377
Depreciation	1,182	1,057	2,323	2,116
G&A	2,073	1,330	3,603	2,934

Total Costs and Expenses	14,598	9,452	25,224	20,891

OPERATING INCOME	$921	$5,092	$8,207	$15,244

Natural Gas Production (Mcfpd)	21,908	16,316	24,102	20,403
Average Natural Gas Price	$3.76	$4.56	$3.76	$3.82

Power Production — Total MW	191,005	135,113	420,707	343,884
Average Power Price ($/Kwh)	$0.081	$0.108	$0.079	$0.105

SCHEDULE 8
INCOME FROM EQUITY METHOD INVESTMENTS
METHANOL OPERATIONS
(Unaudited) (Dollars in thousands)

	Three Months Ended		Six Months Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005

REVENUES
Methanol Sales	$27,328	$26,034	$55,313	$60,204
Other	3,502	1,747	5,277	3,396

Total Revenues	30,830	27,781	60,590	63,600

COSTS AND EXPENSES
Cost of Goods Manufactured	12,696	10,008	23,151	22,058
DD&A	2,340	2,299	4,727	4,595
G&A	501	565	1,022	1,110

Total Costs and Expenses	15,537	12,872	28,900	27,763

INCOME TAX PROVISION	3,727	3,465	7,577	7,784

INCOME/(LOSS) FROM EQUITY INVESTEES	$11,566	$11,444	$24,113	$28,053

Methanol Sales (MGal)	32,355	33,047	66,464	76,123
Average Realized Price ($/Gal)	$0.84	$0.79	$0.83	$0.79
ALBA PLANT
(Unaudited) (Dollars in thousands)

	Three Months Ended		Six Months Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005

REVENUES
LPG Plant Sales	$31,600	$9,153	$64,556	$11,492
Other	(65)	1,678	647	4,043

Total Revenues	31,535	10,831	65,203	15,535

COSTS AND EXPENSES
LPG Plant Expenses	6,022	2,012	10,937	3,169
DD&A	1,638	842	3,288	1,030

Total Costs and Expenses	7,660	2,854	14,225	4,199

INCOME TAX PROVISION	—	877	—	951

INCOME/(LOSS) FROM EQUITY INVESTEES	$23,875	$7,100	$50,978	$10,385

LPG Plant Sales (Bopd)	7,439	2,436	7,780	1,621
Average Realized Price ($/Bbl)	$46.68	$41.29	$45.85	$39.15